                                                                   Exhibit 10.42

                            AGREEMENT TO AMEND NOTES

     This Agreement to Amend Notes (the "Agreement") is entered into as of September __, 2003 by and among Hudson Respiratory Care Inc., a California corporation (the "Company"), and a majority of the holders of the outstanding principal amount of those certain Senior Subordinated Convertible Promissory Notes due 2005 that are signatories hereto (the "Holders"). All capitalized terms used in this Agreement not otherwise defined herein shall have the same meanings given to such terms in the Notes.

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, the Company has previously issued a series of Senior Subordinated Convertible Promissory Notes due 2005 in an aggregate principal amount of $9,951,250 to the holders set forth on Schedule A hereto (the "Notes");

     WHEREAS, pursuant to the terms of Section 9 of the Notes, the Holders of a majority of the outstanding principal amount of the Notes may amend all of the outstanding Notes in the series by an agreement in writing with the Company;

     WHEREAS, the Company wishes to obtain credit facility subject to the terms and provisions of a Loan and Security Agreement by and among the Company, Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent and the Lenders that are signatory thereto and a Loan and Security Agreement by and among the Company, MW Post Advisory Group, LLC, as the Administrative Agent and the Lenders that are signatory thereto (collectively, the "Loan and Security Agreements");

     WHEREAS, it is a condition to the making of loans under the Loan and Security Agreements to the Company that the Company amend the Notes to extend the maturity date of the Notes to March 31, 2008; and

     WHEREAS, a majority of the Holders of the outstanding principal amount of the Notes have agreed to amend the Notes.

                                A G R E E M E N T
                                - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, the parties hereby agree as follows:

     1.   Amendments to the Notes.

          (a) The opening paragraph of the Notes is hereby amended to extend the Maturity Date of the Notes to March 31, 2008.

          (b) Section 2(a) of the Notes is hereby amended so that the reference in Section 2(a) to the "Subordination Agreement" shall mean (i) that certain Subordination Agreement, dated as of October 7, 2003, by and among the Company,and the FSEP IV, and the additional parties signatory thereto and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the lenders from time to time party to the Loan Agreement (as defined therein) and (ii) that certain Subordination Agreement, dated as of October 7, 2003, by and among the Company, FSEP IV, and the additional parties signatory thereto and MW Post Advisory Group, LLC, as the administrative agent for the lenders from time to time party to the Loan Agreement (as defined therein).

     2. Scope. This Agreement shall have the effect of amending the Notes as appropriate to express the agreements contained herein. In all other respects, the Notes shall remain in full force and effect in accordance with their respective terms.

     3. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in such state (without regard to the choice of law or conflicts of law principles there).

     4. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

THE COMPANY:                            HUDSON RESPIRATORY CARE INC.,
                                        a California corporation


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


HOLDERS:                                FS EQUITY PARTNERS IV, L.P.,
                                        a Delaware limited partnership
$8,192,000 principal
amount of the Notes                     By:  FS Capital Partners LLC
                                        Its: General Partner

                                             By:
                                                -----------------------------
                                                  Name:
                                                  Title:


$1,308,000 principal                    THE HELEN LOVAAS SEPARATE
amount of the Notes                     PROPERTY TRUST U/D/T DATED
                                        JULY 17, 1998


                                        By:
                                           ----------------------------------
                                             Helen Hudson Lovaas
                                             Trustee

                                   SCHEDULE A

                                           PRINCIPAL AMOUNT
                                           ----------------
HOLDER                                          OF NOTE
------                                     ----------------
FS Equity Partners IV, L.P.                $      5,500,000
FS Equity Partners IV, L.P.                $      2,692,000
The Helen Lovaas Separate Property Trust   $        500,000
U/D/T dated July 17, 1997
The Helen Lovaas Separate Property Trust   $        808,000
U/D/T dated July 17, 1997
Ola Magnusson                              $        131,250
Richard Johansen                           $        100,000
Patrick Yount                              $         50,000
Jay Ogram                                  $         50,000
Lougene Williams                           $         35,000
Brian Morgan                               $         30,000
Jeffrey Brown                              $         25,000
Douglas Handa                              $         15,000
Jeri Eiserman                              $         15,000
                                           ----------------
        Aggregate Principal Amount:        $      9,951,250